Guardian International Fund, Inc.

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                                     BY-LAWS

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                                    ARTICLE I

                                  STOCKHOLDERS

            Section 1. Annual Meeting. The annual meeting of stockholders of Guardian International Fund, Inc. ("Corporation") for the election of directors and for the transaction of any other business which may properly be considered at the annual meeting, shall be held at such time as the Directors may determine. Each annual meeting of stockholders shall be held at such hour and on such day and at such place within or without the State of Maryland as may be fixed by the Board of Directors.

            Notwithstanding the previous paragraph, the Corporation shall not be required to hold an annual meeting of stockholders in any year in which none of the following items is required to be acted upon by stockholders pursuant to the Investment Company Act of 1940: (1) election of directors; (2) approval of the investment advisory agreement; (3) ratification of the selection of independent auditors; and (4) approval of a distribution agreement.

            Section 2. Special Meetings of Stockholders. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if any, or by the President or by a majority of the Board of Directors of either the Corporation or the Corporation's investment adviser, and shall be called by the Secretary upon receipt of a request in writing signed by stockholders holding not less than twenty-five percent (25%) of the entire capital stock issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on thereat.


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            Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter voted on at any special meeting of the stockholders during the preceeding twelve (12) month period.

            Section 3. Notice of Meetings of Stockholders. The Secretary of the Corporation shall give written or printed notice of each stockholders meeting not less than ten (10) days and not more than ninety (90) days prior to such meeting. Notice of each such meeting shall be given to each stockholder entitled to vote at the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting, the general nature of the business proposed to be transacted. Notice is deemed given to a stockholder when it is left at his or her residence or usual place of business or mailed to his or her address as it appears upon the books of the Corporation.

            No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who is present at the meeting in person or by proxy or to any stockholder who signs a waiver of notice, either before or after the meeting, which is filed with the records of the meeting.

            Section 4. Closing of Transfer Books; Record Dates. The Board of Directors may set a record date or direct that the stock transfer books of the Corporation be closed for the purpose of making any proper determination with respect to stockholders including which stockholders are entitled to (i) notice of a stockholder meeting; (ii) vote at such meeting; (iii) receive a dividend; or (iv) be allotted other rights.

            A record date shall not be prior to the close of business on the day such record date is fixed. A record date shall not be more than ninety (90) days before the date on which the action requiring the determination will be taken. With respect to stockholder meetings, the record date or the closing of the transfer books shall be at least ten (10) days prior to the date of the meeting. The transfer books of the Corporation may not be closed for a period exceeding twenty (20) days.

            The record date for determining the stockholders entitled to receive payment of a dividend or an allotment of any rights shall be the close of business on the day the resolution of the Board of Directors declaring such dividend or allotment of rights is adopted or as soon thereafter as practicable, but such payment or allotment may not be made more than sixty (60) days following the date such resolution is adopted.


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            Section 5. Quorum for, and Adjournment of, Meetings. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn such meeting from time to time to a date not more than one hundred twenty (120) days after the original record date until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

            When a quorum is present at any meeting, the vote of holders of a majority of the stock having the right to vote thereat, present in person or represented by proxy, shall determine any question brought before such meeting unless the question is one upon which a different vote is required by specific statutory provision, the Articles of Incorporation or these By-Laws, in which case such express provision shall control.

            At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder and bearing a date not more than eleven (11) months prior to said meeting, which instrument shall be filed with the Secretary of the meeting before being voted. Each stockholder shall have one vote or fraction thereof for each share or fraction thereofheld. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Company receives a specific written notice to the contrary from any one of them. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.


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                                   ARTICLE II
                               BOARD OF DIRECTORS

            Section 1. Tenure of Office. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Articles of Incorporation or by these By-Laws. Each director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his or her election or until his or her successor is duly elected and qualified. Directors need not be stockholders.

            Section 2. Number of Directors. The Board of Directors shall consist of at least three (3) directors. Each "interested director" of the Fund (as defined in the Investment Company Act of 1940) must also be an officer of Guardian Insurance & Annuity Company, Inc. during the period of his or her tenure as a director of the Corporation. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors to a number not exceeding eleven (11), and may elect directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. Vacancies occurring other than by reason of any such increase shall be filled as provided by the Maryland General Corporation Law. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of directors to a number not less than three. However, any such action by the Board of Directors may not affect the tenure of office of any director.

            Section 3. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him or her by the Board of Directors.

            Section 4. Place of Meeting. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine and, in addition, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.


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            Section 5. Regular Meetings. Regular meetings of the Board of
Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine.

                 Section 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon the call of the Chairman of the Board of Directors, if any, the President, or two or more of the Directors, by oral, telegraphic, facsimile or written notice duly served on or sent or mailed to each director not less than twenty-four (24) hours before such meeting. No notice need be given to any director who attends such meeting in person without protesting prior thereto or at its commencement the lack of notice to him or her or to any director who waives such notice in writing, and such waiver is executed and filed with the records of the meeting either before or after the holding thereof. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

                 Section 7. Quorum. One-third, but no fewer than two, of the directors then in office shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the directors present at the meeting at which there is a quorum shall be the act of the directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws.

                 Section 8. Executive Committee. The Board of Directors may, by the affirmative vote of a majority of the entire Board, appoint from among its members an Executive Committee to consist of two or more directors as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have the power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), except the power


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to increase or decrease the size of and fill vacancies on the Board and except such other actions which are otherwise prohibited to be delegated by law. The Executive Committee may fix its own rules of procedures, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

            Section 9. Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of three (3) directors who are not deemed to be "interested persons" [as defined in the the Investment Company Act of 1940 as amended (the "1940 Act")] whose primary concern shall be to act as a liaison with the Corporation's public accountants. Such Committee shall also oversee and review such other audit matters as they deem necessary.

            Section 10. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

            Section 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by each member of the Board or of such committee and is filed with the minutes of the proceedings of the Board or of such Committee.

            Section 12. Meetings by Telephonic Communication. Members of the Board of Directors or a committee of the Board may participate in a meeting by means of a conference telephone or similar


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communications equipment if all persons participating in the meeting can hear each other at the same time and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting.

            Section 13. Compensation of Directors. No directors shall receive any stated salary or fees from the Corporation for his or her services if such Director is, otherwise than by reason of being such Director, employed by the Corporation or any investment adviser or investment manager of the Corporation. Except as provided in the preceding sentence, Directors shall be entitled such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

            Section 14. Contracts and Transactions Involving Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or any partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (1) the material facts as to his, her, or their interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors, even if the vote of the disinterested directors constitute less than a quorum; or (2) the material facts as to his, her, or their interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of stockholders; or
(3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.


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            Directors who are deemed to be "interested persons" (as defined in the 1940 Act) may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE III
                                    OFFICERS

            Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These shall include a President, a Secretary and a Treasurer, and may include a Chairman of the Board of Directors and one or more Vice-Presidents (the number thereof to be determined by the Board of Directors). The Chairman of the Board of Directors, if any, shall be selected from among the Directors. The Board of Directors may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board, the Chairman, the Executive Committee or the President may determine or, if not expressed, then such duties as are customary to the office. The Board of Directors may fill any vacancy which may occur in any office.

            Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualify, subject, however, to any provisions for removal contained in the Articles of Incorporation. Any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

            Section 3. Holding More than One Office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by more than one officer. In the absence of the Chairman of the Board (or if there be none), the President shall preside at all meetings of the stockholders and of the Board of Directors.


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            Section 4. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee or the President.

            Section 5. Fidelity Bond. The Corporation may secure the fidelity of any or all of its officers, agents, or employees by bond.

                                   ARTICLE IV
                                  CAPITAL STOCK

            Section 1. Certificates of Shares. Each stockholder of the Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by them in such form as the Board of Directors may from time to time prescribe.

            Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney or legal representative, upon surrender and cancelling of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature of the Corporation or its agents as may reasonably be required. In the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

            Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them, respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

            Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock of the Corporation may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed, and may, at their discretion, require the


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owner of such certificate or his or her legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims arising as a result of the issuance of a new certificate.

                                    ARTICLE V
                                 CORPORATE SEAL

            The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI
                                   FISCAL YEAR

            Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the 31st day of December in each year.

                                   ARTICLE VII
                            EXECUTION OF INSTRUMENTS

                 Section 1. Checks, Notes, Drafts and Similar Instruments. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

                 Section 2. Sale or Transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, pledged, hypothecated, transferred or otherwise disposed of pursuant to authorization by the Board and when so authorized may be transferred from the name of the Corporation by the signature of the President or a Vice-President or the Treasurer or such other officer as may be designated by the Board.


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                                  ARTICLE VIII
                                  MISCELLANEOUS

            Section 1. Books of the Corporation. The books of the Corporation may be kept (subject to any provisions of law) inside or outside the state of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            Section 2. Indemnification. (a) Every person who is or was a Director, officer or employee of the Corporation or of any other corporation which he or she served at the request of this Corporation and in which this Corporation owns or owned shares of capital stock or of which it is or was a creditor, shall have a right to be indemnified by this Corporation to the full extent permitted by applicable law, against all liability, judgments, fines, penalties, settlements and reasonable expenses incurred by him or her in connection with or resulting from any threatened or actual claim, action, suit or proceeding, whether criminal, civil or administrative, in which he or she may become involved as a party or otherwise by reason of his or her being or having been a Director, officer or employee, except as provided in Section 2(a) and 2(b) of this Article.

            (b) Disabling Conduct. No such Director, officer or employee shall be indemnified for any liabilities or expenses arising by reason of such person's "disabling conduct," whether or not there is an adjudication of liability. "Disabling conduct" means willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of office.

            Whether any such liability arose out of disabling conduct shall be determined: (a) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence of any disabling conduct) by a court or other body before which the proceeding was brought, that the person to be indemnified was not liable by reason of disabling conduct; or (b) in the absence of such decision, by a reasonable determination, based upon a review of the facts, that such person was not liable by reason of disabling conduct, (i) by the vote of a majority of a quorum of Directors who are neither interested persons of the Corporation nor parties to the action, suit, or proceeding in question ("disinterested, non-party Directors"), or (ii) by independent legal counsel in a written opinion if a majority of a quorum of


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disinterested, non-party Directors so directs or if such quorum is not obtainable, or (iii) by majority vote of the shareholders, or (iv) by any other reasonable and fair means not inconsistent with any of the above.

            The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any liability or expense arose by reason of disabling conduct.

            (c) Expenses Prior to Determination. The Corporation shall pay or reimburse, from time to time, all reasonable expenses incurred by a present or former Director, officer or employee of the Corporation in connection with any threatened, pending or completed action, suit, or proceeding (whether civil, criminal, administrative or investigative) in which such present or former Director, officer or employee is a party and may therefore be entitled to indemnification, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, the 1940 Act and the Maryland General Corporation Law.

            (d) Provisions Not Exclusive. The indemnification provided by this
ARTICLE VIII shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders, or otherwise.

            (e) General. No indemnification provided by this Article shall be inconsistent with the 1940 Act or the Maryland General Corporation Law.

            Any indemnification provided by this Article shall continue thereafter as to a person who has ceased to be a Director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

            Section 3. Investment Advisory Contract. Any investment advisory or investment management contract to which the Corporation is a party shall not be amended without the affirmative vote or the written consent of the holders of a majority of all the shares of the capital stock of the Corporation (as defined in the 1940 Act) at the time outstanding and entitled to vote.


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            Section 4. Custodianship. All cash and securities owned by the
Corporation shall be held by a bank or trust company of good standing, having capital, surplus and undivided profits aggregating not less than two million dollars ($2,000,000); provided such a bank or trust company can be found ready and willing to act. Upon the resignation or inability to serve of any such bank or trust company, the Corporation shall (i) use its best efforts to obtain a qualified successor, (ii) require the cash and securities of the Corporation held by such bank or trust company to be delivered directly to the successor, and (iii) in the event that no qualified successor can be found, submit to the holders of the shares of the capital stock of the Corporation at the time outstanding and entitled to vote, before permitting delivery of such cash and securities to anyone other than a qualified successor, the question whether the Corporation shall be dissolved and liquidated or shall function without a qualified bank or trust company to hold such cash and securities. Upon such resignation or inability to serve, such bank or trust company may deliver any assets of the Corporation held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of the agreement which govered such retiring bank or trust company, pending action by the Corporation as set forth in this Section 3. Nothing herein contained, however, shall prevent the termination of any agreement between the Corporation and any such bank or trust company by the Corporation at the discretion of the Board of Directors.

                                   ARTICLE IX
                              AMENDMENT OF BY-LAWS

      Except as set forth below, the By-Laws of the Corporation may be altered, amended, added to or repealed by a majority vote of the stockholders or by majority vote of the entire Board of Directors, however, any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the stockholders. Section 2 of Article VIII may be altered, amended or repealed only by the stockholders.


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